Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257406, 333-263953, and 333-270607 on Form S-8, and Registration Statement No. 333-266003 on Form S-3 of our report dated March 14, 2024, relating to the financial statements of Monte Rosa Therapeutics, Inc. appearing in this Annual Report on Form 10-K of Monte Rosa Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 14, 2024